SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On October 25, 2007, Banner Corporation issued its earnings release for the quarter ended September 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

        99.1     Press Release of Banner Corporation dated October 25, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: October 25, 2007	By: /s/ D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                                            CONTACT:  D. MICHAEL JONES,
                                                                                                                                  PRESIDENT AND CEO
                                                                                                                                  LLOYD W. BAKER, CFO
                                                                                                                                  (509) 527-3636

NEWS RELEASE

Banner Corporation Reports Third Quarter Profits of $10 Million;
Loans Increase 25% and Deposits Increase 31%

Walla Walla, WA - October 25, 2007 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that substantial loan and deposit growth, both internal and through acquisition, as well as a substantial net change in the value of financial instruments carried at fair value, contributed to higher third quarter profits. In the quarter ended September 30, 2007, net income was $10.0 million, or $0.64 per diluted share, compared to $8.0 million, or $0.65 per diluted share, in the third quarter of 2006. For the first nine months of this year, net income increased 3% to $24.9 million, or $1.73 per diluted share, compared to $24.2 million, or $1.98 per diluted share, in the first nine months of 2006.

"Banner has posted a solid quarter following its basic banking strategy of growing high-quality earning assets funded by low-cost deposits," said D. Michael Jones, President and Chief Executive Officer. "While growth slowed in the current quarter, our larger balance sheet and expanded franchise is producing substantially more revenue than a year ago and, although this quarter was burdened with abnormally high operating expenses, primarily due to the costs of absorbing and converting systems at banks acquired in the second quarter of this year, we are confident that this strategy will deliver consistent earnings growth over time. Our continuing focus on credit quality is important to our results. Although we share others' concerns about deterioration in the national housing market, we have not engaged in any sub-prime lending and our credit quality remains acceptable. Also, during the quarter we strengthened our capital position by issuing an additional $25.8 million of trust preferred securities at pricing very favorable to Banner.

"Through our aggressive franchise expansion, we have added 18 new branches through acquisition, opened 19 new branches and relocated eight others in the last three years. Most recently, we opened branches in Tualatin, Oregon and Bellingham, Washington, and on October 10, 2007, we closed our acquisition of NCW Community Bank of Wenatchee, Washington. NCW Community Bank had approximately $99 million in assets, $91 million in total loans and $89 million in deposit balances at September 30, 2007. We have three additional branches scheduled to open this year; however, we are rapidly reaching a size in terms of number of branches that will generate deposit growth sufficient to fund our expected loan growth and pay off FHLB borrowings. As a result, we anticipate that we will slow down our de novo branch expansion program to a more moderate pace beginning in 2008."

In the third quarter, Banner's net income included net gains of $3.1 million ($2.0 million after tax) as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) No. 159 and SFAS No. 157. Excluding fair value adjustments, third quarter net income from recurring operations was $8.0 million, or $0.51 per diluted share, compared to $8.0 million, or $0.65 per diluted share in the third quarter of 2006. For the first nine months of 2007, excluding fair value adjustments as well as the insurance recovery received in the second quarter of 2006, net income increased 13% to $23.4 million, or $1.62 per diluted share, compared to $20.7 million, or $1.70 per diluted share, in the first nine months of 2006. See the footnote below and "Pro Forma Disclosures Excluding Fair Value Adjustments and 2006 Insurance Recovery."

Third Quarter 2007 Highlights (compared to third quarter 2006)

  Net income, excluding fair value adjustments, was $8.0 million, or $0.51 per diluted share, compared to $8.0 million, or $0.65 per diluted share, a year ago.*
  Net interest income before provision for loan losses grew 25% to $40.7 million.
  Revenues advanced 26% to $48.1 million, excluding fair value adjustments.
  Total deposits increased 31% to $3.60 billion.
  Loans increased 25% to $3.58 billion.
  Credit quality remains acceptable with non-performing assets representing 0.54% of total assets and net charge-offs at just 0.01% of average loans.
  Issuance of $25.8 million of junior subordinated debentures (trust preferred securities) strengthened capital position.

*Earnings information excluding the fair value adjustments and the insurance recovery (net income from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company's core operations reflected in the current quarter and year-to-date results. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

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BANR - Third Quarter 2007 Results
October 25, 2007

Credit Quality

"Asset quality remains an important focus for us and we place a strong emphasis on maintaining our credit standards in a highly competitive market," Jones said. "We apply a disciplined approach in monitoring for signs of loan quality deterioration. While our local economies remain strong and Banner Bank has not engaged in any sub-prime lending, we have seen an increase in non-performing loans. This increase was not unexpected, however, and net charge-offs have remained low and our reserve levels appropriate." Banner added $1.5 million to its provision for loan losses in the third quarter, compared to $1.0 million in the third quarter a year ago. The allowance for loan losses at quarter-end totaled $44.2 million, representing 1.22% of total loans outstanding. Non-performing assets were $23.2 million, or 0.54% of total assets, at September 30, 2007, compared to $14.9 million, or 0.35% of total assets at June 30, 2007 and $12.4 million, or 0.36% of total assets, at September 30, 2006. Banner's net charge-offs in the third quarter totaled $536,000.

Income Statement Review

"Despite the recent decrease in the Prime Rate, our net interest margin was essentially unchanged from the previous quarter and, reflecting an improved asset/liability mix, was eleven basis points higher than the same quarter a year ago," said Jones. "While there is currently pressure on asset yields, we expect our net interest margin to remain stable during the next few quarters as we benefit from the improved funding base generated by our branch growth and acquisition initiatives. We also believe the Northwest economy, although slowing slightly, will continue to afford us good growth opportunities." Banner's net interest margin was 4.10% for the third quarter of 2007, compared to 4.11% in the proceeding quarter and 3.99% for the quarter ended September 30, 2006. Funding costs for the quarter ended September 30, 2007 decreased six basis points compared to the previous quarter and decreased four basis points from the third quarter a year earlier, while asset yields decreased five basis points from the prior linked quarter but increased six basis points from the comparable quarter a year ago.

In the third quarter, net interest income before the provision for loan losses increased 25% to $40.7 million, compared to $32.7 million in the same quarter a year ago, reflecting the Company's larger earning asset base. Year-to-date, net interest income before the provision for loan losses increased 18% to $111.0 million, compared to $93.8 million for the first nine months of 2006. Banner's net interest margin for the nine months year-to-date was 4.06%, compared to 4.11% for the first nine months of 2006.

Revenues (net interest income before the provision for loan losses plus other operating income) excluding fair value adjustments increased 26% to $48.1 million in the third quarter, from $38.1 million in the third quarter last year. Revenues increased 20% to $130.5 million, excluding fair value adjustments, in the first nine months of 2007, compared to $108.7 million in the same period a year ago.

Total other operating income, excluding fair value adjustments, for the third quarter increased 37% to $7.5 million, compared to $5.4 million for the same quarter a year ago. For the first nine months of 2007, total other operating income increased 30% to $19.5 million, excluding fair value adjustments, compared to $14.9 million in the first nine months of 2006. Income from deposit fees and other service charges increased 56% to $4.8 million in the third quarter, compared to $3.0 million for the same period in 2006. Income from mortgage banking operations increased 2% from the third quarter of 2006 and was essentially equal to the prior quarter, reflecting similar levels of production despite the slowing housing markets. Net fair value adjustments as a result of changes in the value of financial assets and liabilities recorded at fair value under SFAS No. 159 resulted in an increase of $3.1 million for the quarter ended September 30, 2007 and an increase of $2.4 million for the first nine months of 2007.

"During the third quarter we completed our data processing conversion of the F&M Bank platform and incurred one time costs associated with the conversion in the amount of approximately $700,000," said Jones. "In addition, the new and acquired branches have increased expenses over the quarter and year-to-date. However, they are proving to be very successful in helping us reach new customers and grow deposits, and over time they will add to our profitability by providing low-cost core deposits to fund our loan growth." Other operating expenses increased to $34.8 million in the third quarter of 2007, compared to $25.3 million in the third quarter a year ago, reflecting both new branches and the acquisitions of F&M Bank and Islanders Bank. "While not yet reflected in third quarter results, we are making good progress toward implementing the cost savings and revenue enhancement strategies anticipated with respect to the F&M Bank and Islanders Bank acquisitions," added Jones. "As a result, we believe our ratio of recurring operating expenses to average assets will decline in future periods."

The efficiency ratio was 68.05% (72.38% excluding fair value adjustments) in the quarter ended September 30, 2007, compared to 66.50% a year earlier. For the first nine months of 2007, the efficiency ratio was 69.43% (70.69% excluding fair value adjustments), compared to 63.04% (67.96% excluding the insurance recovery) for the first nine months of 2006.

Banner Corporation elected early adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, and SFAS No. 157, Fair Value Measurements, effective January 1, 2007. SFAS No. 159, which was issued in February 2007, generally permits the measurement of selected eligible financial instruments at fair value at specified election dates. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP), and

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BANR - Third Quarter 2007 Results
October 25, 2007

expands disclosures about fair value measurement. The Company made this election to allow it more flexibility with respect to the management of its investment securities, wholesale borrowings and interest rate risk position in future periods.

Upon adoption of SFAS No.159, the Company selected fair value measurement for all of its "available for sale" investment securities, Federal Home Loan Bank advances and junior subordinated debentures, which had fair values of approximately $226.2 million, $176.8 million and $124.4 million, respectively, on January 1, 2007. The initial fair value measurement of these instruments resulted in a $3.5 million adjustment for the cumulative effect, net of tax, as a result of the change in accounting, which was recorded as a reduction in retained earnings as of January 1, 2007, and which under SFAS No. 159 has not been recognized in current earnings. While the adjustment to retained earnings is permanent, approximately $2.6 million of the amount was previously reported as accumulated other comprehensive loss at December 31, 2006, so the reduction in total shareholders' equity was only $897,000 on January 1, 2007. Following the initial election, changes in the value of financial instruments recorded at fair value are recognized as gains or losses in earnings in subsequent financial reporting periods. As a result of the adoption of SFAS No. 159 and changes in the fair value measurement of the financial assets and liabilities noted above, the Company recorded a net gain of $1.2 million ($755,000 after tax) in the quarter ended March 31, 2007, a net loss of $1.9 million ($1.2 million after tax) in the quarter ended June 30, 2007, and a net gain of $3.1 million ($2.0 million after-tax) in the quarter ended September 30, 2007, resulting in a cumulative net gain of $2.4 million ($1.5 million after tax) for the nine-month period.

Balance Sheet Review

"Loan growth was somewhat disappointing during the third quarter, as we have continued to be perhaps overly cautious in our underwriting and experienced some meaningful payoffs in portions of our real estate loan portfolio," said Jones. "In addition, we experienced the beginning of the seasonal declines in agricultural loan balances as well as residential mortgage loans held for sale. Commercial business and consumer loans, on the other hand, continued to grow, reflecting the still vibrant Northwest economy." Net loans increased 25% (18% from acquisitions) to $3.58 billion at September 30, 2007 compared to $2.87 billion a year earlier.

Total deposits increased 31% (17% from acquisitions) to $3.60 billion at September 30, 2007, compared to $2.74 billion at September 30, 2006. Non-interest-bearing accounts increased 45% and total transaction and savings accounts increased 52% during the twelve months ending September 30, 2007, while certificates of deposit increased 17%. "We continue to be successful in increasing the number of transaction and savings accounts; however, as loan growth slowed during the quarter, we chose not to renew approximately $31 million of maturing brokered certificates of deposit and bid less aggressively for public funds certificates, resulting in a $46 million decline in those deposit balances," said Jones. "Excluding these discretionary sources, our retail deposits increased by nearly $83 million compared to the prior quarter and we are optimistic that our expanded branch network will deliver continued deposit growth and related fee income."

FHLB borrowings declined substantially to $24.6 million at September 30, 2007, compared to $213.9 million at September 30, 2006 as a result of Banner's asset/liability management strategies, which resulted in strong deposit growth and declining securities balances. Banner reduced its securities portfolio 27% to $212.2 million at September 30, 2007, from $290.5 million a year earlier, through sales, maturities and principal prepayments. This reduction occurred despite the addition of $33.0 million of securities held by the two acquired banks on the effective closing date. Nonetheless, the Company's liquidity position remained strong, including an increase of $37.9 million of interest-earning cash balances at September 30, 2007 compared to the same date a year earlier.

During the quarter ended September 30, 2007, the Company's capital position was enhanced by the issuance of $25.8 million of junior subordinated debentures (trust preferred securities) at an initial rate of 6.74% with quarterly adjustments based on a 138 basis point spread to three-month LIBOR. During the second quarter of 2007, the Company had called and repaid $25.8 million of junior subordinated debentures (trust preferred securities), which carried an interest rate of 9.09% for the six months immediately preceding the call date and adjustments based on a 370 basis point spread to six-month LIBOR.

During the quarter ended June 30, 2007, the Company issued 2,592,611 shares of common stock in connection with the acquisitions of F&M Bank and San Juan Financial Holding Company (Islanders Bank), resulting in $113.2 million of additional equity. The acquisitions also resulted in an increase of $93.5 million of goodwill and other intangibles. The Company has also issued shares through its Dividend Reinvestment and Stock Purchase Plan and in connection with the exercise of vested stock options. This stock issuance, combined with the changes in retained earnings as a result of operations and the effects of fair value accounting, net of quarterly dividend distributions, resulted in a 71% increase in shareholders' equity for the quarter ended September 30, 2007 compared to September 30, 2006. At September 30, 2007, shareholder's equity was $413.6 million compared to $241.7 million at September 30, 2006. A year ago Banner had 12.0 million shares outstanding, but as a result of the two acquisitions and the stock issuance noted above, it had 15.6 million shares outstanding as of September 30, 2007 and, following the NCW Community Bank acquisition, it now has 15.9 million shares outstanding.

Assets increased 25% to $4.30 billion at September 30, 2007, compared to $3.45 billion a year earlier. Book value per share increased to $26.54 at September 30, 2007, from $20.15 a year earlier, and tangible book value per share was $19.30 at quarter-end, compared to $17.12 a year earlier.

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BANR - Third Quarter 2007 Results
October 25, 2007

Conference Call

Banner will host a conference call on Friday, October 26, 2007, at 8:00 a.m. PT, to discuss third quarter results. The conference call can be accessed live by telephone at 303-262-2140. To listen to the call online, go to the Company's website at www.bannerbank.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11098880# until Friday, November 2, 2007, or via the Internet at www.bannkerbank.com.

About the Company

Banner Corporation is a $4.3 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, the ability to successfully complete consolidation and conversion activities, incorporate acquisitions into operations, retain key employees and achieve cost savings, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services, Banner's ability to successfully resolve outstanding credit issues and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR - Third Quarter 2007 Results
October 25, 2007

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
( In thousands except share and per share data )	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Sep 30, 2007	Sep 30, 2006

INTEREST INCOME:
Loans receivable	$75,668	$71,047	$60,933	$208,543	$165,147
Mortgage-backed securities	1,343	1,535	1,921	4,653	6,015
Securities and cash equivalents	2,199	1,829	2,046	5,871	5,658

	79,210	74,411	64,900	219,067	176,820

INTEREST EXPENSE:
Deposits	35,341	32,378	24,661	95,329	62,920
Federal Home Loan Bank advances	292	1,164	4,392	3,733	11,659
Other borrowings	730	790	1,112	2,448	2,576
Junior subordinated debentures	2,177	1,969	2,074	6,600	5,875

	38,540	36,301	32,239	108,110	83,030

Net interest income before provision for loan losses	40,670	38,110	32,661	110,957	93,790

PROVISION FOR LOAN LOSSES	1,500	1,400	1,000	3,900	4,500

Net interest income	39,170	36,710	31,661	107,057	89,290

OTHER OPERATING INCOME:
Deposit fees and other service charges	4,750	4,090	3,036	11,803	8,419
Mortgage banking operations	1,782	1,808	1,744	4,945	4,350
Loan servicing fees	457	373	315	1,205	1,039
Miscellaneous	483	592	276	1,536	1,065

	7,472	6,863	5,371	19,489	14,873
Gain (loss) on sale of securities	- -	- -	65	- -	65
Increase (decrease) in valuation of financial instruments carried at fair value	3,062	(1,877)	- -	2,365	- -

Total other operating income	10,534	4,986	5,436	21,854	14,938

OTHER OPERATING EXPENSE:
Salary and employee benefits	20,431	19,635	16,705	56,534	48,747
Less capitalized loan origination costs	(2,455)	(3,175)	(2,956)	(8,224)	(8,776)
Occupancy and equipment	5,484	5,106	3,927	14,942	11,659
Information / computer data services	2,031	1,767	1,193	5,167	3,778
Miscellaneous	9,355	7,966	6,467	23,797	18,487

	34,846	31,299	25,336	92,216	73,895
Insurance recovery, net proceeds	- -	- -	- -	- -	(5,350)
FHLB prepayment penalties	- -	- -	- -	- -	- -

Total other operating expense	34,846	31,299	25,336	92,216	68,545

Income before provision for income taxes	14,858	10,397	11,761	36,695	35,683

PROVISION FOR INCOME TAXES	4,871	3,286	3,752	11,784	11,527

NET INCOME	$9,987	$7,111	$8,009	$24,911	$24,156

Earnings per share
Basic	$0.64	$0.49	$0.67	$1.76	$2.03
Diluted	$0.64	$0.48	$0.65	$1.73	$1.98

Cumulative dividends declared per common share	$0.19	$0.19	$0.18	$0.57	$0.54

Weighted average shares outstanding
Basic	15,497,193	14,519,669	11,963,637	14,124,607	11,879,126
Diluted	15,720,248	14,791,195	12,293,444	14,399,211	12,205,568

Shares repurchased during the period	700	2,624	- -	11,310	63,422
Shares issued in connection with acquisitions	- -	2,592,611	- -	2,592,611	- -
Shares issued in connection with exercise of stock options or DRIP	141,281	110,820	30,136	925,496	280,660

PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE CHANGE IN THE VALUATION OF FINANCIAL INSTRUMENTS CARRIED AT FAIR VALUE AND THE 2006 INSURANCE RECOVERY
NET INCOME from above	$9,987	$7,111	$8,009	$24,911	$24,156
ADJUSTMENTS FOR CHANGE IN VALUATION OF
FINANCIAL INSTRUMENTS AND THE 2006 INSURANCE RECOVERY
Change in valuation of financial instruments carried at fair value	(3,062)	1,877	- -	(2,365)	- -
2006 insurance recovery	- -	- -	- -	- -	(5,350)
Income tax provision (benefit) related to above items	1,102	(676)	- -	851	1,926

Above items, net of income tax provision (benefit)	(1,960)	1,201	- -	(1,514)	(3,424)

NET INCOME FROM RECURRING OPERATIONS	$8,027	$8,312	$8,009	$23,397	$20,732

Earnings per share EXCLUDING the effects of change in valuation of financial instruments carried at fair value and the 2006 insurance recovery
Basic	$0.52	$0.57	$0.67	$1.66	$1.75
Diluted	$0.51	$0.56	$0.65	$1.62	$1.70

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BANR - Third Quarter 2007 Results
October 25, 2007

FINANCIAL CONDITION
( In thousands except share and per share data )	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Dec 31, 2006

ASSETS
Cash and due from banks	$83,933	$81,366	$58,742	$68,317
Federal funds and interest-bearing deposits	62,628	25,437	24,696	5,068
Securities -trading	158,932	182,969	- -	- -
Securities -available for sale	- -	- -	242,243	226,153
Securities -held to maturity	53,259	48,196	48,304	47,872

Federal Home Loan Bank stock	37,291	37,291	35,844	35,844

Loans receivable:
Held for sale	4,121	8,178	7,135	5,080
Held for portfolio	3,617,130	3,610,174	2,895,104	2,960,910
Allowance for loan losses	(44,212)	(43,248)	(35,160)	(35,535)

	3,577,039	3,575,104	2,867,079	2,930,455

Accrued interest receivable	26,376	24,885	21,332	23,272
Real estate owned held for sale, net	3,072	1,700	1,319	918
Property and equipment, net	95,816	87,327	54,297	58,003
Goodwill and other intangibles, net	128,868	129,126	36,295	36,287
Deferred income tax asset, net	3,660	4,764	7,164	7,533
Bank-owned life insurance	51,024	50,441	38,114	38,527
Other assets	18,463	20,443	17,611	17,317

	$4,300,361	$4,269,049	$3,453,040	$3,495,566

LIABILITIES

Deposits:
Non-interest-bearing	$473,571	$455,628	$327,093	$332,372
Interest-bearing transaction and savings accounts	1,299,232	1,307,680	857,354	905,746
Interest-bearing certificates	1,825,096	1,829,473	1,559,904	1,556,474

	3,597,899	3,592,781	2,744,351	2,794,592

Advances from Federal Home Loan Bank	- -	- -	213,930	177,430
Advances from Federal Home Loan Bank at fair value	24,577	33,826	- -	- -
Customer repurchase agreements and other borrowings	78,511	71,926	110,670	103,184

Junior subordinated debentures	- -	- -	97,942	123,716
Junior subordinated debentures at fair value	122,220	98,419	- -	- -

Accrued expenses and other liabilities	47,577	51,792	35,932	36,888
Deferred compensation	10,830	10,497	7,005	7,025
Income taxes payable	5,163	7,501	1,490	2,504

	3,886,777	3,866,742	3,211,320	3,245,339

STOCKHOLDERS' EQUITY

Common stock	282,636	278,447	132,887	135,149
Retained earnings	133,278	126,249	114,479	120,206
Accumulated other comprehensive income ( loss )	(189)	(202)	(2,816)	(2,852)
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(1,987)	(1,987)	(2,494)	(1,987)
Net carrying value of stock related deferred compensation plans	(154)	(200)	(336)	(289)
	413,584	402,307	241,720	250,227

	$4,300,361	$4,269,049	$3,453,040	$3,495,566

Shares Issued:
Shares outstanding at end of period	15,821,067	15,680,486	12,299,714	12,314,270
Less unearned ESOP shares at end of period	240,381	240,381	301,786	240,381
Shares outstanding at end of period excluding unearned ESOP shares	15,580,686	15,440,105	11,997,928	12,073,889
Book value per share (1)	$26.54	$26.06	$20.15	$20.72
Tangible book value per share (1) (2)	$19.30	$18.78	$17.12	$17.72

Consolidated Tier 1 leverage capital ratio	9.82%	9.66%	8.49%	8.76%

(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2) - Tangible book value excludes goodwill

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BANR - Third Quarter 2007 Results
October 25, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Dec 31, 2006
LOANS ( including loans held for sale ):
Commercial real estate	$811,816	$811,072	$584,832	$596,488
Multifamily real estate	170,316	174,315	146,094	147,311
Commercial construction	84,176	87,821	94,231	98,224
Multifamily construction	41,814	35,552	49,986	39,908
One- to four-family construction	624,280	654,558	550,285	570,501
Land and land development	463,514	457,264	371,626	402,665
Commercial business	630,827	595,250	469,293	467,745
Agricultural business including secured by farmland	178,158	181,505	169,349	163,518
One- to four-family real estate	424,122	445,585	349,808	361,625
Consumer	192,228	175,430	116,735	118,005

Total loans outstanding	$3,621,251	$3,618,352	$2,902,239	$2,965,990

NON-PERFORMING ASSETS:	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Dec 31, 2006

Loans on non-accrual status	$19,788	$12,984	$10,153	$13,463
Loans more than 90 days delinquent, still on accrual	79	193	853	593
Total non-performing loans	19,867	13,177	11,006	14,056
Real estate owned ( REO ) / Repossessed assets	3,294	1,712	1,352	918

Total non-performing assets	$23,161	$14,889	$12,358	$14,974

Total non-performing assets / Total assets	0.54%	0.35%	0.36%	0.43%

	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Sep 30, 2007	Sep 30, 2006
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$43,248	$36,299	$33,618	$35,535	$30,898
Acquisitions / ( divestitures )	- -	5,957	- -	5,957	- -
Provision	1,500	1,400	1,000	3,900	4,500

Recoveries of loans previously charged off	469	231	1,219	1,364	1,544
Loans charged-off	(1,005)	(639)	(677)	(2,544)	(1,782)
Net ( charge-offs ) recoveries	(536)	(408)	542	(1,180)	(238)

Balance, end of period	$44,212	$43,248	$35,160	$44,212	$35,160

Net charge-offs (recoveries) / Average loans outstanding	0.01%	0.01%	(0.02%)	0.04%	0.01%
Allowance for loan losses / Total loans outstanding	1.22%	1.20%	1.21%	1.22%	1.21%

DEPOSITS	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Dec 31, 2006

Non-interest-bearing	$473,571	$455,628	$327,093	$332,372

Interest-bearing checking	438,974	461,749	311,056	327,836
Regular savings accounts	602,190	570,117	306,822	364,957
Money market accounts	258,068	275,814	239,476	212,953

Interest-bearing transaction & savings accounts	1,299,232	1,307,680	857,354	905,746

Three-month maturity money market certificates	167,025	176,107	184,871	178,981
Other certificates	1,658,071	1,653,366	1,375,033	1,377,493

Interest-bearing certificates	1,825,096	1,829,473	1,559,904	1,556,474

Total deposits	$3,597,899	$3,592,781	$2,744,351	$2,794,592

Included in other borrowings

Customer repurchase agreements / "Sweep accounts"	$78,511	$69,726	$83,357	$76,825

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BANR - Third Quarter 2007 Results
October 25, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended			Nine Months Ended

OPERATING PERFORMANCE:	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Sep 30, 2007	Sep 30, 2006

Average loans	$3,626,541	$3,413,095	$2,899,848	$3,343,901	$2,706,181
Average securities and deposits	313,325	302,971	350,121	312,903	347,217
Average non-interest-earning assets	346,762	286,725	192,822	277,587	191,653

Total average assets	$4,286,628	$4,002,791	$3,442,791	$3,934,391	$3,245,051

Average deposits	$3,593,722	$3,302,750	$2,622,215	$3,232,959	$2,464,352
Average borrowings	221,837	278,366	537,877	297,294	510,412
Average non-interest-earning liabilities	62,054	60,413	42,551	57,029	36,455

Total average liabilities	3,877,613	3,641,529	3,202,643	3,587,282	3,011,219

Total average stockholders' equity	409,015	361,262	240,148	347,109	233,832

Total average liabilities and equity	$4,286,628	$4,002,791	$3,442,791	$3,934,391	$3,245,051

Interest rate yield on loans	8.28%	8.35%	8.34%	8.34%	8.16%
Interest rate yield on securities and deposits	4.48%	4.45%	4.50%	4.50%	4.49%

Interest rate yield on interest-earning assets	7.98%	8.03%	7.92%	8.01%	7.74%

Interest rate expense on deposits	3.90%	3.93%	3.73%	3.94%	3.41%
Interest rate expense on borrowings	5.72%	5.65%	5.59%	5.75%	5.27%

Interest rate expense on interest-bearing liabilities	4.01%	4.07%	4.05%	4.09%	3.73%

Interest rate spread	3.97%	3.96%	3.87%	3.92%	4.01%

Net interest margin	4.10%	4.11%	3.99%	4.06%	4.11%

Other operating income / Average assets	0.97%	0.50%	0.63%	0.74%	0.62%

Other operating expense / Average assets	3.23%	3.14%	2.92%	3.13%	2.82%

Efficiency ratio ( other operating expense / revenue )	68.05%	72.63%	66.50%	69.43%	63.04%

Return on average assets	0.92%	0.71%	0.92%	0.85%	1.00%

Return on average equity	9.69%	7.90%	13.23%	9.60%	13.81%

Return on average tangible equity (1)	13.36%	10.29%	15.59%	12.43%	16.35%

Average equity / Average assets	9.54%	9.03%	6.98%	8.82%	7.21%
(1) - Average tangible equity excludes goodwill

Operating performance for the periods presented excluding the effects of change in valuation of financial instruments carried at fair value and the 2006 insurance recovery.
Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets	0.69%	0.69%	0.63%	0.66%	0.62%

Other operating expense EXCLUDING the 2006 insurance
recovery / Average assets	3.23%	3.14%	2.92%	3.13%	3.04%

Efficiency ratio ( other operating expense / revenue ) EXCLUDING
change in valuation of financial instruments carried at fair value and the 2006 insurance recovery	72.38%	69.60%	66.50%	70.69%	67.96%

Return on average assets EXCLUDING change in valuation of financial
instruments carried at fair value and the 2006 insurance recovery	0.74%	0.83%	0.92%	0.80%	0.85%

Return on average equity EXCLUDING change in valuation of financial
instruments carried at fair value and the 2006 insurance recovery	7.79%	9.23%	13.23%	9.01%	11.85%

Return on average tangible equity EXCLUDING change in valuation of
financial instruments carried at fair value and the 2006 insurance recovery	10.73%	12.03%	15.59%	11.67%	14.03%

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